Exhibit 99.1

K12 Announces Updated Enrollment for Managed Public Schools of 170 Thousand Students

HERNDON, Va.— (Business Wire) — August 25, 2020 — K12 Inc. (NYSE: LRN), one of the nation’s leading tech-enabled education companies, today announced updated enrollment numbers.

As of August 21, 2020, K12’s managed public school programs have enrolled 170 thousand students for the current school year. This is a 39% increase from the 122.3 thousand enrollments posted in the quarter ended September 30, 2019 (first quarter fiscal year 2020). The school enrollment season typically runs through the end of September of each year. The final reported enrollment number for first quarter fiscal 2021 could vary due to changes in demand, student retention rates, and other factors.

The company noted that while enrollment season is winding down, many K12-powered schools continue to enroll students for the current school year. The company will provide formal guidance for the fiscal year when it announces first quarter earnings in October.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to replace students who have graduated from the terminal grade in a school or have left our programs for other reasons with new students of a sufficient number; inability to maintain our current rate of retention of students enrolled in our courses; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; the failure of perceived industry trends and projections to be realized, including those trends and projections resulting from the expected effects of COVID-19 on virtual education; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services with schools; failure to develop the career readiness education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About K12 Inc.

K12 Inc. (NYSE: LRN) helps students of all ages reach their full potential through inspired teaching and personalized learning. The company provides innovative, high-quality online and blended education solutions, curriculum, and programs to students, schools and enterprises in primary, secondary and post-secondary settings. K12 is a premier provider of career readiness education services and a leader in skills training, technology staffing and talent development. The company provides programs which combine traditional high school academics with career technical education through its Destinations Career Academies. Adult learning is delivered through K12’s subsidiary, Galvanize, a leader in developing capabilities for individuals and corporations in technical fields such as software engineering and data science. K12 has delivered millions of courses over the past decade and serves students in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at K12.com, destinationsacademy.com, and galvanize.com.

K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
Senior Vice President, Corporate Communications
mkraft@k12.com

Source: K12 Inc.